Exhibit  99.1

PAYMENT
Data  Systems

Press  Release


Payment Data Systems Reports 2004 Results; Revenue up 200 Percent Year Over Year

San Antonio, TX March 7, 2005 Payment Data Systems, Inc. (OTC BB: PYDS) today announced financial results for the year ended December 31, 2004. Year over year, revenues increased 200% to $357,566 for 2004 from $119,297 for 2003. Operating loss for 2004 also improved to $1,439,877 from $1,875,411 for 2003. Net loss for 2004 was $1,514,531, or $0.07 per share, compared to net income of $484,896, or $0.02 per share, for 2003, which included a net gain on discontinued operations of $2,259,195.

Commenting on the increase in revenues, Michael R. Long, Chairman and Chief Executive Officer of Payment Data Systems, said, "We are pleased with our performance for 2004 after only beginning to process credit cards in the fourth quarter of 2003. Throughout the year, we experienced steady and consistent growth from month to month that suggests our products and services bring value to the marketplace. In particular, during the latter months of 2004, we began to see a significant shift in our business as the customer signings became larger and transaction growth began to increase among incumbent customers. As such, revenues for the fourth quarter of 2004 grew 144% to $168,966 from $69,201 in revenues for the preceding third quarter with the growth in card processing leading the increase. The trend of increasing card-based revenues is expected to continue in 2005."

"While the transactions are growing, we believe there are many reasons for this good news. I think we have to review the entire year of 2004 in order to fully comprehend the many integrated factors that I consider the stimuli for the increasing revenues. Here are a few examples:

- We announced delivery of leading technology with highly adaptable and flexible functionality to bring value and savings to our customers and convenience to their consumers. Key examples are the bill payment patent we filed last year related to debit cards; our highly successful Customer Service Representative web-based product for one time and recurring payment set-up and management and the account-to-account transfer product.

- We recently announced an account update function to our Customer Service Representative web-based product designed to eliminate unnecessary contact with recurring payment credit card customers.

- We entered new market segments such as charitable giving, consumer credit counseling, telecommunications and insurance that we envision as opportunities for future penetration into those markets.

- We delivered our debit card into the consumer lending industry that has shown significant growth potential for us through the initial delivery of 50,000 debit cards. Debit cards open additional doors for us in the areas of payroll cards, per diem cards, gift cards, and many others, all empowering us to deliver an expansive and tailored solution set to numerous companies and organizations.

- Credit Payment Services will soon complete its first quarter of debit card distribution and remains on track to generate up to $1,000,000 in revenue for us in 2005.

- We expanded debit card distribution through Secure Cash Network's affiliate programs and with Payment Data Systems providing the technology to power the www.reloadhere.com site for debit cards.

- We announced our partnership with Secure Cash Network for providing the two-card Pronto Banco, which is focused on the Hispanic unbanked community. This two-card implementation supports international transfers or remittances into other countries. In 2004, 16.4 billion dollars were transferred to Mexico and it is expected that this figure will grow by a historic 17.4 percent per year creating a significant market opportunity for us.

- We entered into key relationships with other innovative partners such as Network1, Kubra, and Central Bancard that have provided us the opportunity to expand technology and services to new communities of customers. We expect these partnerships to expand further in 2005.

We have also expanded our Investor Relations communications and outreach program designed to help keep our shareholders current with company progress and direction. It is additionally intended to raise awareness in the public consciousness regarding the growth and success of Payment Data Systems, Inc."

Long continued," For the many of you that know me, you know that I am not given to hyperbole or exaggeration. I can say with a great deal of confidence that the remaining months of 2005 bring me great enthusiasm and excitement. We remain fully committed to our strategy of growth through both organic means and acquisitions and continue to work hard on key things such as secured funding to allow sustainability to profits and a rational growth projection model that outlines our path to profitability. There are clearly challenges ahead as well as extraordinary and plentiful opportunities. Challenges only make us stronger and opportunities make us healthier. I am looking forward to a strong and successful year in 2005."

About  Payment  Data  Systems,  Inc.

Payment Data Systems, Inc., is an Integrated Payments Solution Provider delivering comprehensive, cost-effective solutions to billers and retailers for the processing and management of electronic payments via the Internet, point of sale, or payments taken by Customer Service Representatives or an Interactive Voice Response (IVR).

Additional products available from PDS include services and products that can be implemented more quickly and less expensively than the alternative of adding multiple payments companies as these solutions offer a full range of payment processing capabilities. These service offerings include: one time and recurring ACH debits and credits, electronic lockbox and returned check services, Web pay acceptance of credit cards and checks, telephone pay to Customer Service Representatives for acceptance of credit cards and checks, Interactive Voice Response systems which completely automate the payment receiving process, and data warehousing that enable the storage and retrieval of all payment history from one location.

Payment Data is the owner of the electronic bill payment portal, http://www.bills.com . Bills.com has the ability to transmit electronic payments to thousands of national billers.

For  additional  information,  visit  www.paymentdata.com.

Contact: Michael Long, Investor Relations, Payment Data Systems, Inc. 210-249-4040.

FORWARD-LOOKING  STATEMENTS  DISCLAIMER

Except for the historical information contained herein, the matters discussed in this release include certain forward-looking statements, which are intended to be covered by safe harbors. Those statements include, but may not be limited to, all statements regarding our and management's intent, belief and expectations, such as statements concerning our future and our operating and growth strategy. Investors are cautioned that all forward-looking statements involve risks and uncertainties including, without limitation, our ability to raise additional funding on acceptable terms, whether our operations become profitable, whether we can adapt our security applications to changing market conditions if the trend of increasing numbers of payments processed electronically continues, whether our current officers and directors continue providing their services to the Company and such other factors detailed from time to time in our filings with the Securities and Exchange Commission. One or more of these factors have affected, and in the future could affect, our businesses and financial results in the future and could cause actual results to differ materially from plans and projections. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. All forward-looking statements made in this release are based on information presently available to our management. We assume no obligation to update any forward-looking statements, except as required by law.